SCHEDULE 14A
                             (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant (x)
Filed by party other than the registrant ( )
Check appropriate box:
      (x)             Preliminary proxy statement
      ( )             Definitive proxy statement
      ( )             Definitive additional materials
      ( )             Soliciting material pursuant to Rule 14-11(c)
                      or Rule 14a-12

CBC BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

CBC BANCORP, INC.
Name of Person(s) Filing Proxy Statement

Payment of filing fee (Check the appropriate box):
      (X)             $125 per Exchange Act Rule 0-11(c)(1)(ii),
                      14a-6(i)(1), or 14a-6(i)(2).
      ( )             Fee computed on table below per Exchange Act
                      Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)             Aggregate number of securities to which
                      transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act

                      Rule 0-11;*

      (4)             Proposed maximum aggregate value of
                      transaction:
      ( )             Check box if any part of the fee is offset as

                      provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

      (1)             Amount previously paid:

      (2)             Form, schedule or registration statement no.:

      (3)             Filing party:

      (4)             Date filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.


            PRELIMINARY PROXY STATEMENT
                 DATED APRIL 30, 1995

                  CBC BANCORP, INC.

                  128 Amity Road
                  Woodbridge, Connecticut 06525
                  (203) 389-2800

        NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD JUNE 29, 1995

To the Shareholders of CBC Bancorp, Inc.:

      Notice is hereby given that the 1995 Annual Meeting of Shareholders (the "Annual Meeting") of CBC Bancorp, Inc. (the "Company") will be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 4:00 p.m., on Tuesday, June 29, 1995, for the following purposes:

      1.              To consider and vote upon a proposal
                      authorizing and approving the 1994 CBC
                      Bancorp, Inc. Long- Term Incentive Plan
                      (Proposal 1);

      2.              To elect directors to serve until the 1996
                      Annual Meeting of Shareholders or until their

                      successors have been elected and qualified
                      (Proposal 2);

      3. To consider and vote upon a proposal to ratify the selection of BDO Seidman as independent auditors for the fiscal year ending December 31, 1995 (Proposal 3); and

      4.              To transact such other business as may
                      properly come before the Annual Meeting.

      Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on May 16, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event that there are insufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.

                      By Order of the Board of Directors



Woodbridge, Connecticut              Randolph W. Lenz
                                     Chairman of the Board
June   , 1995




WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN
REVOKE YOUR PROXY AND VOTE BY BALLOT.




                      CBC BANCORP, INC.

                      128 Amity Road
                      Woodbridge, Connecticut  06525
                      (203) 389-2800


                      PROXY STATEMENT

           1995 ANNUAL MEETING OF SHAREHOLDERS - JUNE 29, 1995

                      INTRODUCTION

OVERVIEW

      This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share ("Common Stock") of CBC Bancorp, Inc., a Connecticut corporation (the
"Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1994 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 4:00 p.m. on Tuesday, June 29, 1995. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about June
, 1995.

      The Company is a bank holding company incorporated under the laws of the State of Connecticut. The Company conducts its operations principally through its subsidiary, Connecticut Bank of Commerce (the "Bank"). The Bank is a
Connecticut-chartered FDIC insured commercial bank.

PURPOSE OF ANNUAL MEETING

      At the Annual Meeting, shareholders will be asked to:
(i) consider and vote upon a proposal to authorize and approve the 1994 CBC Bancorp, Inc. Long-Term Incentive Plan
(the "Incentive Plan"); (ii) elect directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and (iii) ratify the selection of BDO Seidman as independent auditors for the Company for the year ending December 31, 1995. In addition, the shareholders may act upon such other matters as may properly come before the Annual Meeting.


           VOTING RIGHTS AND PROXY INFORMATION

RECORD DATE; VOTING RIGHTS

      The Board of Directors of the Company has fixed the close of business on May 16, 1995, as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of shares of Common Stock of record on the books of the Company at the close of business on May 16, 1995, will be entitled to vote at the Annual Meeting and any adjournments thereof.
As of the Record Date, there were 2,012,514 shares of Common Stock issued and outstanding. Votes may be cast in person or by proxy, and each share of Common Stock entitles its holder to one vote. Pursuant to the Company's Bylaws, the holders of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transacting business at the Annual Meeting.


USE OF PROXIES, REVOCATION AND SOLICITATION

      Proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting. Where no instructions are given, the shares represented by executed proxies received by the Company will be voted as follows:
(i) FOR Proposal 1 to authorize and approve the Company's
Incentive Plan; (ii) FOR Proposal 2 to elect the proposed nominees as directors; and (iii) FOR Proposal 3 to ratify the selection of BDO Seidman as independent auditors of the Company for the year ending December 31, 1995. The Board of
Directors does not know of any matters to be acted upon at the Annual Meeting other than the items specifically described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares of Common Stock represented by the proxies on such matters at their discretion. None of the proposals scheduled to be voted upon at the Annual Meeting will create appraisal or similar rights under Connecticut law.

      A shareholder who executes and returns the enclosed proxy card has the power to revoke such proxy at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date or by attending the Annual Meeting and voting by ballot in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

      The Company will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company and the Bank by personal interview, telephone or telegram for no compensation other than their regular salaries. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

      CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Board of Directors of the Company. The Board of
Directors of the Company has responsibility for the management of the business and affairs of the Company. The
Board of Directors of the Company met 12 times during 1994 and currently consists of four members: Messrs. Lenz
(Chairman), Dunlap, Cuevas and Pignatelli. All of the current members have been nominated for reelection at the Annual Meeting. Dr. Steven Levine has been nominated to serve as the fifth director of the Company. Biographies of all nominees are provided under "Proposal 2 - Election of Directors."

      Committees of the Company. The Compensation Committee of the Company consists of three non-officer directors: Messrs. Lenz (Chairman), Cuevas and Dunlap. The Compensation
Committee met once during the year. The Compensation
Committee determines compensation for the Company's executives and administers the Company's benefit programs, including review of recommendations made by the Bank's Board of Directors regarding stock option grants to executive officers and employees of the Bank. During 1994, no officer of the Company received any compensation for his or her performance of duties as an officer of the Company.

      The Board of Directors of the Bank.  The Board of
Directors of the Bank met 12 times during 1994. The Board of Directors has primary responsibility for the general management of the business of the Bank. The Bank Board of Directors presently consists of five members: Messrs. Lenz
(Chairman), Cuevas, Dunlap, Pignatelli and Nives.

      Committees of the Bank. The Bank currently has five committees: the Compensation Committee, the Audit Committee, the Loan Committee, the Compliance Committee and the Investment Committee.

      The Compensation Committee consists of two members, none of whom is an officer or employee of the Bank: Messrs.
Dunlap (Chairman) and Cuevas. The Bank Compensation
Committee met once during 1994. The Compensation Committee reviews the compensation and benefits of Bank officers and employees and makes recommendations to the full Board regarding the granting of stock options and bonuses to all Bank officers and employees.


      The Audit Committee is composed of three members: Messrs. Nives (Chairman), Cuevas and Dunlap. The Audit Committee met two times during the 1994 fiscal year. The Audit Committee reviews the annual report of the independent auditors, the audit program, audit plan and audit reports of the Bank's internal auditor, and reviews the adequacy of the accounting, financial and operating controls.

      The Loan Committee has five members and met 12 times during 1994. The members of the Bank's Loan Committee are Messrs. Lenz (Chairman), Cuevas, Dunlap, Nives and Pignatelli. The Loan Committee reviews new loan requests and loan delinquencies and is responsible for all matters pertaining to non-performing loans, insider loans, non-accruing loans and charge-offs.

      The Compliance Committee consists of three members:
Messrs. Cuevas (Chairman), Dunlap and Pignatelli. The Compliance Committee of the Bank met three times in 1994. The Compliance Committee reviews the Bank's adherence to federal and state laws and regulations, including, but not limited to, the Community Reinvestment Act ("CRA"). The Compliance Committee also reviews the Bank's internal compliance program and status reports on such compliance. The Bank's CRA Committee, which is also chaired by Mr. Cuevas, is a subcommittee of the Bank's Compliance Committee and met three times in 1994.

      The Investment Committee of the Bank consists of five members: Messrs. Lenz (Chairman), Cuevas, Dunlap, Nives and
Pignatelli. The Investment Committee meet once during 1994.
The Investment Committee reviews the Bank's investment portfolio and investment strategies, and analyzes and proposes changes to the Bank's investment policy.


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

      The average attendance at Board of Director meetings of the Company and the Bank during 1994 was approximately 95 percent. During 1994, each incumbent director of the Company and the Bank attended at least 75 percent of the aggregate of (i) the total number of Board meetings of the Company and the Bank and (ii) the total numbers of meetings held by all Committees of the Company and the Bank on which he or she served.

BOARD COMPENSATION

      Members of the Board of Directors of the Company and the Bank, other than those directors who are executive officers of the Company or the Bank or directors with business affiliations with the Company's principal shareholder, receive $50 for attendance at each regular or special Board of Directors' meeting and $50 for attendance at each Loan Committee meeting.




COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and ten percent shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of Company securities. The Company is obligated to disclose any failure to file such reports on a timely basis. To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company's executive officers, directors and ten percent beneficial owners were complied with during 1994.


           THE PRINCIPAL SHAREHOLDERS OF THE COMPANY
           AND STOCK OWNED BY MANAGEMENT

      The Company has only one class of Common Stock. The following table shows, as of April 1, 1994, those persons known to the Company to be the beneficial owner of more than five percent of the Common Stock. In preparing the following table, the Company has assumed exercise of stock options and conversion of securities of the Company or of the Bank convertible into the Company's Common Stock held by such persons and by no other such holders. The table does not reflect Mr. Lenz's exercise of the warrant granted to him in connection with the recent recapitalization transaction or conversion of shares of Series III Preferred Stock which is convertible into shares of common, preferred or other capital instrument of the Company or the Bank.

Name and Address     Amount and Nature of       Percent
of Beneficial Owner  Beneficial Ownership       of Class

Randolph W. Lenz           1,917,074               95%
128 Amity Road
Woodbridge, CT  06525

      As of the close of business on March 31, 1995, directors and executive officers of the Company and the Bank as a group (nine persons) owned beneficially, directly or indirectly, 1,989,107 shares of Company Common Stock, representing 98.8% of the total outstanding shares of such series. Of the total, 20,125 shares of Company Common Stock are represented by shares that could be acquired through the exercise of stock options.


                      PROPOSAL 1
           AUTHORIZATION AND APPROVAL
                      OF
           COMPANY'S INCENTIVE PLAN

      Description of the Incentive Plan

      In December 1994, the Directors of the Company adopted, subject to the approval of the Company's shareholders at the 1995 Annual Meeting of Shareholders, the Company's Incentive Plan. The purpose of the Company's Incentive Plan is to attract, retain and motivate highly qualified employees and to provide a means to encourage stock ownership and proprietary interest in the Company by officers or other persons who serve in a managerial capacity with the Company or the Bank and to make the Company's and the Bank's compensation program competitive with those of other financial services companies.

      The Incentive Plan provides that the total number of shares with respect to which options may be granted thereunder is 250,000 shares of Company Common Stock. The total number of shares of Common Stock which may be optioned under the Incentive Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt security of the company convertible into shares of Company Common Stock. The number of shares and the prices per share applicable to the options then outstanding and in the number of shares which are issuable under the Incentive Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock.

      The complete text of the Incentive Plan, as approved by the Company's Board of Directors and submitted for shareholder approval, is set forth in Exhibit A to this Proxy Statement. The following summary of material features of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

      The Incentive Plan is administered and interpreted by a committee of two or more members of the Company's Board of directors who are outside directors (hereinafter, the "Committee") appointed by the Board. If the Board has appointed a Compensation Committee, the Committee shall be comprised of the members of the Compensation Committee who are outside directors. The Committee shall determine, among other things, the number and types of awards to be made under the Incentive Plan (i.e., stock option awards or performance awards), the recipients of the awards, whether an award will consist of an incentive stock option ("ISO") or a non-qualified stock option. The participants in the Incentive Plan are limited to employees of the Company or the Bank who serve in an executive or managerial position selected by the Committee.

      In determining the eligibility of an individual to be granted an option or a performance award as well as determining the number of shares to be optioned or the amount of a performance award, the Committee or the President of the Company or the Bank, acting under delegated authority from the Committee, shall take into account the position and responsibilities of the individual being considered, the nature and the value to the Company and the Bank of his or her service and accomplishments, his or her present and potential contribution to the success of the Company and the Bank and such other factors as the Committee may deem relevant.

      The Incentive plan provides for the granting of options to purchase the Company's Common Stock at not less than the market price of a share of Common Stock on the trading day immediately preceding the date of grant. If the participant in the Incentive Plan to whom an ISO is granted owns at the time of the grant more than 10% of the issued and outstanding shares of Common Stock, the option price shall not be less than 110% of the market price on the trading date immediately preceding the date of grant and the term of the ISO shall not exceed five years from the date of grant. No option may be granted under the Incentive Plan may be outstanding for more than ten years after its grant.

      Upon exercise of an option, the holder must make payment in full of the exercise price on or within ten business days after the date of exercise. Such payment may be made in cash, by certified check or money order, in whole shares of Common Stock owned by the participant prior to exercising the option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the Committee determines. The value of the Common Stock is the market price of the Common Stock on the date the option is exercised.

      An option is only exercisable by a participant while the participant is in active employment with the Company or the Bank, except (i) in the case of the participant's death or disability, at any time during the 36 month period following the participant's death or disability; (ii) during a six month period commencing on the date of a participant's termination of employment for other than cause; (iii) during the three year period commencing on the date of the participant's termination of employment by the participant or the Company or Bank, as the case may be, after a change in control of the Company unless such termination is for cause; or (iv) if the Committee decides that it is in the best interest of the Company or the Bank to permit individual exceptions. An option may not be exercised after it has expired. In the event a participant is terminated for cause, the option will terminate on the date the holder ceases to be employed by the Company or the Bank.

      The Board of Directors of the Company may suspend, terminate or amend the Incentive Plan at any time, except that without shareholder approval it may not increase the number of shares of Common Stock that may be optioned under the Incentive Plan or amend any provision, with respect to officers of the Company or the Bank, which materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the Plan shall affect the rights of participants under options granted prior to any such event.

      Incentive Plan Benefits

      As of the date of this Proxy Statement, no options or performance awards have been awarded under the Incentive Plan. The future specific benefits or amounts to be received by executive officers of the company or the Bank under the Incentive Plan are not determinable.

      Federal Income Tax Consequences

      Neither the receipt nor the exercise of an ISO is a taxable event, and if the optionee does not dispose of the Common Stock acquired under the ISO prior to the expiration of the requisite holding periods, any gain resulting from the sale of the Common Stock is long term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or exercise of the option. However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise exceeds the option price will constitute an item of tax preference for purposes of the alternative minimum tax. The statutory holding period is at least two years from the date the ISO is granted and one year from the date the optionee receives his shares of Common Stock pursuant to the exercise. If the Common Stock is disposed of before the end of the statutory holding period, the lesser of the difference between the exercise price and the fair market value of the Common Stock on the date of exercise or the total amount of gain realized on the sale must be reported by the optionee as ordinary income and the Company is entitled to a tax deduction in that amount. The remaining gain, if any, is taxed to the optionee as long or short term capital gains.

      The receipt of a non-qualified stock option issued under the Incentive Plan will not result in any taxable income or a tax deduction to the Company at the time the option is granted. Generally, the optionee will recognize ordinary income at the time the nonqualified option is exercised in an amount equal to the excess of the fair market value on the date of exercise of the Common Stock received over the exercise price, and the Company will be entitled to a tax deduction of an equal amount in the year the optionee recognizes such income. the optionee will have a tax basis for his shares of Common Stock equal to their fair market value at the time the optionee recognizes ordinary income and any additional gain or loss recognized by the optionee on disposition of the shares of Common Stock will generally be a short or long term capital gain or loss and will not result in any additional tax deduction to the Company.

      The recipient of a performance award will recognize ordinary income in the amount of the cash or the fair market value of the other property received and the Company or the Bank, as the case may be, will be entitled to a tax deduction in the amount of the award for an equal amount.

      A MAJORITY VOTE OF ALL ISSUED AND OUTSTANDING SHARES OF THE
COMPANY'S COMMON STOCK IS REQUIRED TO AUTHORIZE AND APPROVE THE
INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AUTHORIZE AND APPROVE THE
INCENTIVE PLAN.


                      PROPOSAL 2
                      ELECTION OF DIRECTORS

      Directors of the Company are elected for one-year terms and thereafter until their successors are duly elected and qualified. The five nominees nominated by the Company's Board of Directors for election to the Company Board at the Annual Meeting are identified in the table below. Unless a shareholder either indicates "authority withheld" on such shareholder's proxy or indicates on such shareholder's proxy that such shareholder's shares should not be voted for certain nominees, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director all of the persons named in the table below as nominees. All persons named herein as nominees for the Board of Directors have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Company's Board of Directors and all proxies eligible to be voted for the nominees will be voted for such other person.

The table below sets forth the names and ages (as of April 1, 1995) of the nominees for the Company's Board of Directors, the other positions and offices presently held by each such person with the Company and the Bank, the period during which each such person has served on the Company Board, the expiration of their respective terms, the principal occupation or employment and certain directorships of each such person during the past five years, and the number of shares of Company Common Stock, Series I, II and III Preferred Stock and Company Capital Notes that they beneficially owned as of April 1, 1995. All such shares are directly owned by the individuals listed unless otherwise stated in the footnotes following the table.

                      ELECTION AS DIRECTORS

                                         Expiration of
                                         Term If
Name and Age           Director Since    Elected

Randolph W. Lenz, 47         1992          1996

Charles Pignatelli, 41       1994          1996

Marcial Cuevas, 50           1994          1996

Steve Levine, M.D., 37         -           1996

Jack Wm. Dunlap, 70           1994         1996


Business Experience

Mr. Lenz - Chairman of the Board of
the Company and the Bank
(August 1992 - Present);
Chairman of the Board of
Terex Corporation, a New
York Stock Exchange
manufacturing company.

Mr. Pignatelli - President, Chief
Executive Officer and
Director of the Company
(April 1994 - Present);
President and Chief
Executive Officer of the
Bank (November 1993 -
Present); Vice President
and Retail Banking
Executive, Chase
Manhattan Bank of
Connecticut, N.A.
(August 1991 - May
1993); Vice President,
Chase Manhattan Bank,
N.A. (1983 - August
1991).

Mr. Cuevas -  Executive Director,
Community Action Agency
of New Haven, Inc.,
federally-funded anti-
poverty agency; Director
of the Bank (1990 -
Present).

Dr. Levine - Physician; Principal in
Eye, Nose, Throat &
Facial Plastic Surgery
Associates, P.C. (1987-
Present).

Mr. Dunlap - Chairman, President and
Chief Executive Officer
of Dunlap & Associates,
Inc. (Retired), human
factors research, system
analysis and management
consulting company.


                               Shares
                          Beneficially Owned
                          As of April 1, 1994

                     Number of Shares              Percent of Class
Mr. Lenz                 1,917,074                       95.2%

Other Directors              -                               -



                     EXECUTIVE OFFICERS
                      OF THE COMPANY AND THE BANK




      The following table sets forth as of April 1, 1995, the names of executive officers of the Company or the Bank with major policymaking functions (other than those persons named hereinabove who are currently or are nominated to be directors of the Company), their ages, all positions held with the Company or the Bank and their principal occupations for the last five years.

Name        Age    Position with            Principal Occupation
                   the Bank or the          For Past Five Years
                    Company
David Munzer  43    Senior Vice             Senior Vice President
                    President and           and Chief Financial
                    Chief Financial         Officer of the Bank
                    Officer of the          December 1993 -
                    Bank                    Present); New Canaan
                                            Bank and Trust (1989 -
                                            1993)

Thomas
Marron        58     Senior Vice President   Senior Vice President
                     - Loan Workout of the   of the Bank
                     Bank                    (August 1993 -
                                             Present); Vice
                                             President,
                                             Great Country Bank
                                             (1992 - 1993); Senior
                                             Executive Vice
                                             President, Whitney
                                             Bank and Trust (1990
                                             - 1991); Vice
                                             President, First
                                             Constitution Bank
                                             (1988 - 1990)

      There are no family relationships between the executive officers of the Company or the Bank. The terms of office of the executive officers of the Company and the Bank extend until the respective annual organizational meeting of the Board of Directors.

                     EXECUTIVE COMPENSATION

           SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth, for the years ended December 31, 1992, 1993 and 1994, the cash compensation paid by the Company and its subsidiaries (as well as certain other compensation paid or accrued by such entities for those years) to or with respect to each of the persons who served as chief executive officer of the Company or the Bank or who served as an executive officer and received compensation in excess of $100,000 for services rendered in all capacities as executive officers during such period (the "Named Officers"):

                      SUMMARY COMPENSATION TABLE




Name and                  Annual Compensation
Principal
Position           Year    Salary     Bonus

Randolph W.
Lenz
Chairman of the     1994    $0          $0
Board of the        1993    $0          $0
Company and the     1992    $0          $0
Bank

Charles
Pignatelli           1994    $150,000   $0
President and        1993    $12,500    $0
Chief Executive
Officer of the
Company and the
Bank

Stephen M.            1993    $9,218    $0
Hotchkiss

David A.
Lentini               1993     $53,660  $0
Chief Operating       1992     $34,616  $0
Officer of the
Company;
President and
Chief Executive
Officer of the
Bank

Joseph V.
Ciaburri                1994     $0     $0
President and           1993     $94,704 $0
Chief Executive         1992     $174,404 $0
Officer of the
Company and the
Bank

Fred Nives               1994     $0    $0
Chairman of the          1993     $0    $0
Board of the             1992     $0    $0
Company and the
Bank




Name and                  Long-Term
Principal                 Compensation     All Other
Position           Year   Options Granted  Compensation

Randolph W.
Lenz
Chairman of the     1994     0                 0
Board of the        1993     0                 0
Company and the     1992     0                 0
Bank

Charles
Pignatelli           1994     20,125           $0
President and        1993     0                $0
Chief Executive
Officer of the
Company and the
Bank

Stephen M.            1993     0               $0
Hotchkiss

David A.
Lentini               1993      0               $3,467.91
Chief Operating       1992      0               $70,419.75
Officer of the
Company;
President and
Chief Executive
Officer of the
Bank

Joseph V.
Ciaburri                1994     0                 $0
President and           1993     0                 $8,469.99
Chief Executive         1992     0                 $84,041.84
Officer of the
Company and the
Bank

Fred Nives               1994     0                 $0
Chairman of the          1993     0                 $0
Board of the             1992     0                 $0
Company and the
Bank


      The amounts set forth in the "All Other Compensation" column of the Summary Compensation Table for the Named Officers are described in detail below. Of the $3,467.91 paid to Mr. Lentini in 1993, $2,665.41 represents the Bank's matching contributions to the Bank 401(k) Savings Plan to match pre-tax elective deferral contributions (included under "Salary") made by Mr. Lentini to that plan and $802.50 represents insurance premiums paid by the Bank. A description of the Bank 401(k) Savings Plan is set forth in the Proxy Statement under the caption
"Description of Other Employee Benefit Plans." Of the $70,419.75 paid to Mr. Lentini in 1992, $60,000 represents a condition-of-hire payment to compensate him for amounts foregone by joining the Company and the Bank prior to year-end 1992, $7,724.16 represents insurance premiums paid by the Bank and $2,695.59 represents the Bank's matching contributions to the Bank 401(k) Savings Plan. Of the $8,469.99 paid to Mr. Ciaburri in 1993, $4,239.27 represents the Bank's matching contributions to the Bank 401(k) Savings Plan, $1,526.72 represents dues and $2,704 represents insurance premiums. Of the $84,041.84 paid to Mr. Ciaburri in 1992, $2,230.00 represents insurance premiums, $3,811.84 represents matching contributions to the Bank 401(k) Savings Plan and $78,000 represents deferred compensation expenses incurred by the Bank. In February 1990, the Company entered into a deferred compensation agreement with Mr. Ciaburri to provide for the payment of $520,000 over a ten-year period to him or his estate commencing on the earlier of his retirement or death. The Company has purchased a life insurance policy to fund the deferred compensation obligation. At December 31, 1994, the cash surrender value of the life insurance policy was $311,000 with an accrued deferred compensation liability of $299,000. For the years ended December 31, 1994, 1993 and 1992, respectively, deferred compensation expense, including interest, was approximately $24,000, $86,000 and $78,000, respectively.

           PERFORMANCE PRESENTATION


PERFORMANCE GRAPH

      The following graph and table depict the performance of the Company's Common Stock compared with the NASDAQ Stock Market (U.S.) and NASDAQ Bank Stocks over the preceding five-year period. The graph and data were provided to the Company by Ostrowski & Company, Inc. and are believed by the Company to be reliable. The graph and data assume reinvestment of all dividends.

      The stock price performance shown on the graph is not necessarily an indication of future price performance.

      (DESCRIPTION OF GRAPHICAL MATERIAL)

Located herein in the Company's paper format copy of this document is a line graph titled:

       COMPARATIVE FIVE-YEAR TOTAL RETURNS
       CBC Bancorp, Inc., NASDAQ Stock Market, NASDAQ Bank Stocks

           (Performance results through 12/31/94)

      The vertical axis of the line graph is scaled from $0.00 at the origin extending upwards to $250.00, marked in increments of $50.00. The horizontal axis begins with the year 1989 at the origin extending to the right throught the year 1994, marked in one year increments. The value of an assumed initial investment of $100 in the Company's Common Stock, in the NASDAQ Stock Market, and in the Peer Group (i.e., NASDAQ Banking Index) is plotted for each year of the horizontal axis using the data listed below:

      1994       1993        1992       1991       1990       1989
CBC

NASDAQ
Stock
Market

NASDAQ
Banking
Index

      Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth fiscal year in Common Stock, NASDAQ Stock Market and the NASDAQ Bank Stocks.

*     Cumulative total return assumes reinvestment of dividends.

Source:  Ostrowski & Company, Inc.


      STOCK OPTIONS

           Options to acquire Company Common Stock are outstanding under two incentive stock option plans: the Bank Stock Option Plan ("Bank Stock Plan") and the Company Incentive Stock Option Plan ("Old Company Stock Plan"). In addition, during 1994, the Company granted Mr. Charles Pignatelli, the Company's and the Bank's President and Chief Executive Officer, options to acquire Company Common Stock.

    Bank Stock Plan. No stock options have been awarded under the Bank Stock Option Plan since November 13, 1986, the date of the formation of the Company as a holding company for the Bank.
Options were granted under the Bank's Option Plan to certain employees to purchase Bank Common Stock at prices equal to the then market value of the shares, except that options granted to 10 percent or greater shareholders were granted at 110 percent of such market value. At the time of issuance of the options to Mr. Nives, he held more than 10 percent of the Bank's Common Stock. In connection with the organization of the Company as the Bank's holding company, outstanding options theretofore issued by the Bank pursuant to its Bank Option Plan became exercisable for equivalent numbers of shares of Company Common Stock. Options granted by the Bank are exercisable immediately and expire ten years after the date of the grant (except for the options granted to Mr. Nives, which would have expired five years after the date of the grant if he had not exercised such options), or three months after empoyment is terminated, whichever occurs first. With respect to employees who hold unexpired Bank options, any options issued after 1986 by the Company may not be exercised until the pre-1987 options from the Bank are exercised or expire according to their original term.

      Company's Old Stock Plan. Under the Company's Old Stock Plan options may be granted to purchase the Company's Common Stock.
One hundred ten thousand shares of such Common Stock are allocated to the Company's Old Stock Plan. Employees of the Company and employees of any present or future subsidiary of the Company are eligible to be granted options. As of December 31, 1994, the Bank had 50 full and part-time employees. The selection of employees to be granted options and the quantity of options granted is in the discretion of the Company's
Compensation Committee. The option price must be 100 percent of fair market value of the Company's Common Stock at the time of grant of an option, except that for a holder of more than ten percent of the Company's Common Stock the option price must be 110 percent of the fair market value of the Company's Common
Stock at the time of the grant of an option. Payment in cash is required for exercise of an option. As determined by the Compensation Committee, options may be exercisable for up to ten years from the date of the grant, or up to five years for holders of more than ten percent of the Common Stock of the Company who receive the options. The Compensation Committee may include other conditions on exercise of an option, such as a minimum period of service with the Company before the option may be exercised or a percentage or dollar limit on how much of an option may be used in any period. The Company Stock Plan expires on April 15, 1997.


      In November 1990, the Board of Directors approved a program to cancel all outstanding options (the "Original Options") and to issue in exchange, on a one-for-one ratio, new options (the "New Options") at an exercise price of $2.50 per share, which was the fair market value of the Company's Common Stock on the date of issuance. The New Options expire in November of 2000. The Original Options were exercisable at various prices, all exceeding $2.50 per share. As a consequence of the one-for-five reverse stock split of the Company in 1994, the exercise price of the New Options is now $12.50 per share. No stock options were been granted under the Company's Old Stock Plan during 1994. The Company does not intend to issue any further stock options under the Old Stock Plan. All future stock options will be granted pursuant to the Company's Incentive Plan, provided that the Incentive Plan is approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders. As of March 31, 1995, no stock options have been granted under the Company's Incentive Plan. See Proposal 1 -- Authorization and Approval of the Company's Incentive Plan.

      The following table sets forth certain information relating to the New Options for executive officers of the Company and the Bank as of the date indicated.




                      TEN-YEAR OPTIONS/SAR REPRICINGS


Name and                Number of        Market Price of
Position                Options/SARs     Stock At Time of
at Date of              Repriced or      Repricing or
Grant          Date     Amended #        Amendment($)

Fred Nives
Chairman of   11/90     10,500           $2.50
the Board of  11/90      3,150           $2.50
the Company
and the Bank

Joseph V.
Ciaburri
President
and Chief     11/90      30,135           $2.50
Executive     11/90       1,365           $2.50
Officer of    11/90       3,150           $2.50
the Company
and the Bank

William B.
Laudano, Jr.
Chief
Financial      11/90       3,000           $2.50
Officer of
the Company
and the Bank


Michael M.
Ciaburri
Senior Vice    11/90        3,150           $2.50
President of   11/90        1,050           $2.50
the Bank



Name and      Exercise Price                Length of Original
Position      At Time of         New        Option Term Remaining
at Date of    Repricing or       Exercise   at Date of Repricing
Grant         Amendment ($)      Price ($)  or Amendment (Months)

Fred Nives
Chairman of     $9.90             $2.75          29
the Board of    $9.625            $2.75          48
the Company
and the Bank

Joseph V.
Ciaburri
President
and Chief        $9.50             $2.50          38
Executive        $9.50             $2.50          38
Officer of       $8.75             $2.50          108
the Company
and the Bank

William B.
Laudano, Jr.
Chief
Financial         $7.75              $2.50         100
Officer of
the Company
and the Bank


Michael M.
Ciaburri
Senior Vice        $9.50               $2.50         38
President of       $8.75               $2.50        108
the Bank


      1
          All of the Original Options were cancelled and exchanged on a one New Option for one Original Option ratio.


      Under current law, there will be no federal income tax consequences to either the grantee or the Company on the grant of non-incentive options or stock appreciation rights ("SARs").
Upon exercise of non-incentive options or SARs, the difference between the fair market value of the Company's Common Stock at the date of exercise and the exercise price is taxed at ordinary income rates. The exercise of non-incentive options or SARs will result in a tax deduction to the Company, measured by such difference. However, grantees who are subject to certain federal securities laws restrictions will, unless they elect otherwise, generally not recognize ordinary income until such restrictions lapse. The fair market value of the Company's Common Stock on the date of exercise becomes the tax basis in the hands of the grantee of shares acquired upon such exercise.

      Under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), there are no federal income tax consequences to the employee or the Company upon a grant or exercise of an incentive stock option, except that the difference between the option price and the fair market value of the common stock at the exercise of the option will be included in the employee's alternative minimum taxable income. If the employee does not dispose of the stock within two years from the grant date of the incentive stock option and holds the stock after exercise for at least one year, the employee will be taxed at long-term capital gain rates upon the sale of the stock and the Company will be entitled to a tax deduction in connection with the sale. If the employee does not meet these holding period requirements, the employee's gain upon disposing of the stock will be taxed as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance of the amount received, if any, will be short-term or long-term capital gain depending on how long the shares were held by the employee. The Company will be allowed a tax deduction in the amount of the grantee's ordinary income as a result of the disposition. No further stock options will be granted under the Company or Bank Stock Plan. Any future stock options will be granted to the Company's and the Bank's executive officers under the Incentive Plan, provided that the Company's Common Stock holders approve Proposal 1.

      As of December 31, 1994, there were 1,338 options outstanding under the Bank Option Plan and the Company's Old Stock Plan (adjusted to reflect the one-for-five reverse stock split). No options were granted under either the Bank Stock Plan or the Company's Old Stock Plan during 1994. All future options will be granted pursuant to the Company's Incentive Plan. A description of the Company's proposed Incentive Plan is contained in Proposal
1 -- Authorization and approval of the Company's Incentive Plan, and the complete text of the Company's Incentive Plan is appended to this Proxy Statement as Exhibit A. Except for the compensatory stock options granted to Mr. Charles Pignatelli described below, the Company's and the Bank's President and Chief Executive
Officer, no stock options were granted to Named Officers or to any other executive officer of the Company or the Bank during the year ended December 31, 1994. In addition, none of the Named Officers exercised any stock options during 1994. The stock options held by Mr. Nives expired during 1992 as a result of his resignation as an executive officer of the Company. Similarly, the stock options held by Mr. Michael M. Ciaburri expired during 1992 as a result of his resignation as Senior Vice President of the Bank. The stock options held by Mr. Joseph Ciaburri were canceled as provided in Mr. Ciaburri's 1992 renegotiated employment agreement. Other than the shares exercisable by Mr. Pignatelli under the terms of the Stock Option Agreement, no stock options held by Named Officers of the Company or the Bank at December 31, 1994 are exercisable.

      Stock Option Agreement. On December 13, 1994, the Company entered into a stock option agreement with Mr. Charles Pignatelli, President and Chief Executive Officer of the Company and the Bank. Under the agreement, the Company granted to Mr. Pignatelli an option to purchase in the aggregate such number of shares of Company Common Stock as shall represent 5 percent of the issued and outstanding shares of Common Stock at the time of exercise at a price of $1.25 per share. The number of shares of Common Stock that may be received upon exercise of the option is subject to further adjustment in the event of a recapitalization, stock dividend or split, or any similar transaction effecting the number of issued and outstanding shares of Company Common Stock. The option vests and is exercisable by Mr. Pignatelli at the rate of one percent of the issued and outstanding shares of Common stock for each year of employment. Mr. Pignatelli's option will be fully vested on the fifth anniversary of his employment. As of March 31, 1995, 20,125 shares of Common Stock had fully vested. None of these option shares were in the money as of March 31, 1995; as of that date, the closing price of the Company's Common Stock was $0.75 per share.

DESCRIPTION OF OTHER EMPLOYEE BENEFIT PLANS

   401(k) Savings Plan. The Bank has a savings plan ("Savings Plan") for eligible employees that is intended to meet the applicable qualification requirements for a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. The Savings Plan became effective June 9, 1988 for the officers and employees of the Company and the Bank. Due to the absence of paid employees at the Company, the Savings Plan does not currently include the Company or its officers and employees. Employees and officers of the Bank who attain the age of 21 and complete a specified period of employment with the Bank are eligible to participate in the Savings Plan. During 1992, the Savings Plan was amended to allow Bank officers and employees to participate commencing 30 days after the date of employment. In February 1993, the Savings Plan was amended whereby new participants vest over a two year period. In November 1994, the Savings Plan was gain amended this time to provide for vesting over a five year period. Prior to one year's employment contributions are not matched by the Bank but employees may contribute to the Savings Plan after 90 days of employment. During 1994, 1993 and 1992, the Bank contributed approximately $22,500, $58,100 and $52,800, respectively, to the Savings Plan.

     Participants in the Savings Plan prior to March 1, 1993 are fully vested in all contributions and earnings thereon. Commencing March 1, 1993, matching contributions of new participants became fully vested after five years of employment with the Bank. Upon termination of employment, a participant in the Savings Plan will be entitled to all the pre-tax contributions and any rollover contributions made by the participant and matching contributions made by the Bank on the behalf of the participant (to the extent that the matching contributions have vested), all as adjusted for earnings and losses. If a participant dies before receiving benefits from the Savings Plan, the benefits will be distributed to the participant's beneficiary. Participants may also elect to withdraw amounts from the Savings Plan attributable to pre-tax or rollover contributions upon attainment of age 59 1/2 or due to certain hardship events.

     Eligible employees may elect to contribute to the Savings Plan on a pre-tax basis up to 10% of their compensation (as defined in the Savings Plan) subject to certain dollar limitations set by the Internal Revenue Service each calendar year. The Bank made matching contributions equal to 50% of the amount an employee elected to contribute on an annual basis to the Savings Plan, subject to various limits set forth in the Savings Plan.

     Bonus Plan. The Company and the Bank each has a Bonus Plan for their respective full and part-time employees which may provide them with additional compensation based upon performance. Pursuant thereto, each year the Compensation Committee of the Company and the Bank each decides whether to authorize bonuses. As indicated in the Summary Compensation Table, no bonuses were paid to Named Officers or to any other executive officer of the Company or the Bank for 1994. The Bank did not pay any performance awards to the Bank's officers during 1994.


EMPLOYMENT AGREEMENTS

     Commencing January 1, 1989, Joseph V. Ciaburri entered into an employment agreement with the Bank. On October 30, 1992, Mr. Ciaburri entered into a new employment agreement with the Bank (the "1992 Agreement"). Pursuant to the 1992 Agreement, Mr. Ciaburri was employed as President Emeritus of the Bank until May 1993. Between May 1993 and May 1994, the 1992 Agreement provided for Mr. Ciaburri's employment by the Bank as a consultant. Under the terms of the 1992 Agreement, Mr. Ciaburri agreed to the cancellation of his outstanding stock options in exchange for title to the automobile furnished him under his earlier employment agreement with the Bank. Under the 1992 Agreement, Mr. Ciaburri was also provided with group life and medical coverage comparable to such coverage provided to officers of the Bank generally. In addition, he was eligible to participate in the Bank's 401(k) Plan until May 1993.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors of the Company:

     Decisions on compensation of the Company's executive officers generally are made by the Company's Compensation Committee (the "Committee"). Each member of the Committee is a non-employee director. All substantive decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for certain stock option decisions which must be made solely by the Committee in order to satisfy certain regulations of the Securities and Exchange Commission. Pursuant to recently adopted rules designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report submitted by the Committee addressing the Company's compensation policies for 1993 as they affected senior executive officers of the Company and the Bank. The compensation policies set forth herein have been followed by the Compensation Committee and the Board of Directors of the Bank during 1993.

     The goals of the Company's compensation policies for senior executive officers are threefold:

    (i) to provide a competitive compensation structure vis-a-vis other Connecticut based community banks so as to assure that the Company attracts and retains qualified personnel while at the same time contributing to shareholder value;

   (ii) to provide an equitable compensation structure among the Company's senior executive officers so as to assure that personnel are treated fairly and that morale is maintained at a high level; and

  (iii) to provide appropriate incentives to encourage senior management to exceed established business objectives.


           In establishing compensation policies for the Company against a backdrop of significant losses, staff reductions and efforts to limit costs, the Committee is required to balance competing concerns. On the one hand, it is essential that executive compensation not become a source of friction or resentment among the employees of the Company and the Bank. On the other hand, the Company must provide economic incentives necessary to attract experienced senior executives who have the proven ability to meet the Company's business objectives of renewed financial vigor and consistent profitability. The need to balance these competing factors was the principal factor in establishing the compensation package for the Company's senior executives during 1993.

           There are three principal elements of the Company's executive compensation, each of which is related to employee and corporate performance. These elements are the executive's base salary, the bonus achievable pursuant to the Company's Bonus Plan and stock options under the Company's Stock Plan.

     Mr. Pignatelli, the President and Chief Executive Officer of the Company and the Bank, joined the Bank in November 1993. Prior to his employment with the Company, Mr. Pignatelli served as a Vice President and Retail Banking Executive for nearly three years at the Chase Manhattan Bank of Connecticut, N.A. and he served as a Vice President of Chase Manhattan Bank, N.A. for eight years. The base salary and other compensation for Mr. Pignatelli was determined in light of the person's existing salary and the amount deemed necessary to attract the individual to the Company and the Bank.

     Mr. Pignatelli received, and it is anticipated that he will continue to receive , an increase in base salary each year of employment provided that the financial performance of the Company and the Bank continues to improve. The Compensation Committee believes that Mr. Pignatelli is the linchpin of the Company's and the Bank's financial recovery. His salary and other compensation were determined based on the Compensation Committee's desire to remain competitive with the compensation packages of other financial institutions and to encourage a long-term commitment on Mr. Pignatelli's part to the Bank and the Company.

     In light of the improved financial results, the Company and the Bank awarded individual achievement awards to key employees. Except for Mr. Pignatelli, no stock options were awarded to any executive officer of the Company or the Bank during 1994. It is expected that stock options will be awarded to executive officers in the future under the Incentive Plan.

     In summary, given the performance of the Company and the Bank during 1994, the Committee believes that the compensation paid to the senior executive officers of the Company and the Bank under the Company's various plans reached the appropriate balance between preservation of shareholders' equity and the establishment of proper performance incentives.


March 27, 1995                   Respectfully submitted,

                                 Randolph W. Lenz (Chairman)
                                 Marcial Cuevas
                                 Jack Wm. Dunlap


CERTAIN TRANSACTIONS


      Directors and officers of the Company and their associates (including related business entities) were customers of and had transactions with the Bank in the ordinary course of business during the three years ended December 31, 1994. These transactions were made on substantially the same terms as those prevailing for comparable transactions with other Bank customers. Similar transactions may be expected to take place with the Bank in the future, except with respect to Bank loans. In October 1992, the Bank's Board of Directors instituted a formal policy prohibiting Bank loans to the Bank's directors, officers and their associates, unless, in the case of a mortgage loan, the Bank has a binding takeout commitment by a third party lender prior to funding, or the loan or extension of credit is fully secured by cash on deposit at the Bank or other acceptable marketable collateral. This policy was formally extended to include the Company's directors, officers and their associates in March of 1993. Outstanding loans and commitments made by the Bank in transactions with the Company's and the Bank's directors, officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.


      A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS OF THE COMPANY
AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE NOMINEES FOR
DIRECTOR. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR
DIRECTOR.

                   PROPOSAL 3

                   RATIFICATION OF THE APPOINTMENT OF
                   BDO SEIDMAN AS INDEPENDENT AUDITORS
                   FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995

           The Board of Directors of the Company has selected BDO Seidman, independent certified public accountants, to be the Company's auditors for the fiscal year ending December 31, 1995, subject to ratification by the Company's shareholders. BDO Seidman performed the audit of the books and records of the Company and the Bank for the fiscal years ending December 31, 1993 and 1994. A representative of BDO Seidman is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

       A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS OF THE COMPANY AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF
THE ACCOUNTANTS. THE BOARD OF DIRECTORS OF THE COMPANY
UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT
ACCOUNTANTS.





      CHANGE IN THE COMPANY'S AUDITORS

PREVIOUS INDEPENDENT ACCOUNTANTS

      (i) By letter dated December 15, 1993, Coopers & Lybrand, the independent auditors for the Company and its subsidiaries for the fiscal year ended December 31, 1992, notified the Company in writing that the client-auditor relationship had ceased. The Company is not aware of any disagreements, disputes or other matters pertaining to the Company or its financial statements which would have prompted or caused the cessation of Coopers & Lybrand's relationship as the Company's independent accountant. (See (iv) and (v) below.) Information pertaining to the resignation of Coopers & Lybrand and other matters required by
Item 304(a) of Registration S-K has previously been filed on Form 8-K and Form 8, dated December 21, 1993 and January 11, 1994, respectively.

      (ii) The report of Coopers & Lybrand on the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1992 contained an explanatory paragraph pertaining to the uncertainty involving the ability of the Company and its principal subsidiary, the Bank, to comply with regulatory capital requirements imposed by federal banking law and by the terms of the Order issued by the FDIC and effective as of July 19, 1991. See Form 8-K and Form 8, dated December 21, 1993 and January 11, 1994, respectively.

      (iii) The Company's Audit Committee and Board of Directors accepted the resignation of Coopers & Lybrand as the Company's independent auditors.

      (iv) In connection with Coopers & Lybrand's audit of the Company for the 1992 fiscal year up through December 15, 1993, there were no disagreements with Coopers & Lybrand on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand would have caused them to make reference thereto in their report on the financial statements for such year. See Form 8-K and Form 8, dated December 21, 1993 and January 11, 1994, respectively.

       (v) During the two most recent fiscal years and through March 31, 1995, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

       (vi) The Company requested that Coopers & Lybrand furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter was filed by the Company on Form 8 on January 11, 1994. See Exhibit 16(c) and 16(d) to the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 1993.

NEW INDEPENDENT ACCOUNTANTS

        (i) The Company engaged BDO Seidman as its new independent accountants as of January 12, 1994. During the 1992 and 1993 fiscal years and through January 12, 1994, the Company has not consulted with BDO Seidman on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or a reportable event with the former accountants
(as described in Regulation S-K Item 304(a)(2), with respect to items (1) and (2)).


                  SHAREHOLDER PROPOSALS

        Any proposal intended to be presented by any shareholder of the Company for action at the 1995 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at 128 Amity Road, Woodbridge, Connecticut 06525, not later than December 15, 1995, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1996 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange
Commission in effect at the time such proposal is received.

                      OTHER MATTERS

        At the time of preparation of this Proxy Statement, the Board of Directors of the Company knew of no matter to be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies have discretionary authority to vote their shares according to their best judgment.



                  ANNUAL REPORT TO SHAREHOLDERS

        The Company is required to file an Annual Report for its fiscal year ended December 31, 1994 on Form 10-K with the Securities and Exchange Commission, and information required by Form 10-K (excluding exhibits) is included as part of the Company's Annual Report to Shareholders for the year ended December 31, 1994. A copy of the Annual Report to Shareholders accompanies this Proxy Statement. Any beneficial owner of the Company's securities who does not receive a copy of the Annual Report to Shareholders will be furnished one upon written request directed to the Company at its main office.

                      By order of the Board of Directors



                      Randolph W. Lenz
                      Chairman of the Board

Woodbridge, Connecticut
__________________, 1995


                      EXHIBIT A TO THE PROXY STATEMENT

                      1994 CBC BANCORP, INC.
                      LONG-TERM INCENTIVE PLAN

                                 ARTICLE I

                                 Purpose

           The purpose of the 1994 CBC Bancorp, Inc. Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to advance the interests of CBC Bancorp, Inc. (the "Corporation") and its subsidiary, Connecticut Bank of Commerce (the "Bank"), as well as the Corporation's shareholders by providing incentives and rewards to the Corporation's employees who are in a position to contribute to the long-term growth and profitability of the Corporation and the Bank, assist the Corporation and the Bank in attracting, retaining and motivating highly qualified employees for the successful conduct of their business and make the Corporation's and the Bank's compensation program competitive with those of other financial services companies.

                      ARTICLE II

                      Definitions

     2.1 "Change in Control of the Corporation" shall be deemed to occur in the event that any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, acquires, directly or indirectly, beneficial ownership of 51 percent or more of the then outstanding voting securities of the Corporation and such person on the effective date of this Plan did not own or control 51 percent or more of the voting securities of the Corporation.

     2.2 "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

     2.3    "Committee" means the committee established pursuant to
Article IV.

     2.4 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months of longer.

     2.5 "Employee" shall mean all officers of the Corporation and of the Bank or other persons serving in a managerial capacity with the Corporation and the Bank, including officers who are also directors of the Corporation or of the Bank.

     2.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.7 "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

      2.8 "Market Price" shall mean the closing sale price of a share of Stock as reported on the NASDAQ Small-Cap Market on the particular day in question or, if no trading occurred on that day, then, on the last trading day immediately prior to such date.

     2.9 "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock
Option.

     2.10 "Outside Director" means a member of the Board of Directors of the Corporation who is not an Employee.

      2.11    "Participant" means a Participant as defined in
Article III.

      2.12 "Stock" means the common stock, par value $0.01 per share, of the Corporation.

                      ARTICLE III

                      Participation

     The participants ("Participants") in the Plan shall be the Corporation's or the Bank's Employees serving in an executive or managerial position who are selected to participate in the Plan by the Committee of the Board of Directors of the Corporation named to administer the Plan pursuant to Article IV or the President of the Corporation or of the Bank acting under delegated authority pursuant to Article IV hereof.

                      ARTICLE IV

                      Administration

     The Plan shall be administered and interpreted by a committee of two or more members of the Board of Directors who are outside directors (hereinafter referred to as the "Committee") appointed by the Board. If the Board has appointed a Compensation Committee, the Committee shall be comprised of the members of the Compensation Committee that are Outside Directors. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to the Participants; (iii) set the number of options to be awarded and the number of shares to be awarded out of the total number of shares available for award;
(iv) delegate to the President of the Corporation or the President of the Bank the right to select the Participants, to determine the number and types of awards to be made under the Plan and the allocation of the awards among Employees (other than the President), such delegation to be subject to such terms and conditions as the Committee shall provide in such delegation; (v) establish administrative regulations to further the purpose of the Plan; and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

                      ARTICLE V

                      Awards

     5.1 Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) stock option awards in accordance with Article VI; or (ii) Performance Awards in accordance with Article VII. All awards (other than Performance Awards) shall be made pursuant to award agreements between the Participant and the Corporation substantially in the form of Exhibit A hereto or in such form as the Participant and the Corporation may otherwise mutually agree.

     5.2 Maximum Amount Available. The total number of shares of Stock optioned under this Plan during the term of the Plan shall not exceed 250,000 shares except as increased or otherwise adjusted in accordance with Section 5.3. No Participant may be granted option awards which would result in the Participant receiving, in the aggregate, more than 50% of the maximum number of shares available for award under the Plan. Solely for purpose of computing the total number of shares of Stock optioned under this Plan, there shall not be counted any shares which have been forfeited if the Participant received no benefits of ownership from the Stock and any shares covered by an option which, prior to such computation, has been terminated in accordance with its terms or has been canceled by the Participant or the Corporation.

     5.3 Adjustment in the Event of Recapitalization, Etc. In the event of any change in the capital structure of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt securities of the Corporation convertible into shares of Stock) or in the event of any special distribution to stockholders, the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

                      ARTICLE VI

                      Stock Options

     6.1 Grant of Award. The Corporation may award options to purchase Stock (hereinafter referred to as "Stock Option Awards") to such Participants (other than Outside Directors) as the Committee or the President of the Corporation or of the Bank, acting under delegated authority pursuant to Article IV, authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award and designate in the grant whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Option.

       6.2   Option Price.  Except as otherwise provided in this
Section 6.2, the option price of each share of Stock subject to a Stock Option Award shall be (i) the Market Price of a share of Stock on the trading date immediately preceding the date of grant and (ii) specified in the grant. Notwithstanding the preceding sentence to the contrary, if the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Corporation, the option price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence.

     6.3 Terms of Option. A stock option by its terms shall not be transferable by the Participant other than by will or the laws of descent and distribution, and, during the Participant's lifetime, shall be exercisable only by the Participant. In addition, a stock option by its terms shall be of ten years' duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Corporation shall by its terms be of no more than five years' duration. A stock option by its terms shall be exercisable only after the earliest of: (i) such period of time as the Committee (or its delegatee) shall determine and specify in the grant, but in no event more than one year following the date of grant of such award; (ii) the Participant's death or Disability; or (iii) a Change in Control of the Corporation.

     An option is only exercisable by a Participant while the Participant is in active employment with the Corporation or the Bank, except (i) in the case of the Participant's death or Disability, at any time during the thirty-six month period following the Participant's death or Disability; (ii) during a six-month period commencing on the date of a Participant's termination of employment by the Corporation or the Bank other than for cause; (iii) during the three-year period commencing on the date of the Participant's termination of employment, by the Participant or the Corporation or Bank, as the case may be, after a Change in Control of the Corporation, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Corporation or the Bank to permit individual exceptions. An option may not be exercised pursuant to this Section 6.3 after the expiration date of the option.

     6.4 Exercise of the Option. An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Stock owned by the Participant prior to exercising the option, or in a combination of cash and such shares of Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date the option is exercised.

     6.5 Dividends on Shares Covered By Options. The Committee may, in its discretion, grant to Participants holding stock options the right to receive, with respect to each share covered by an option, payments of amounts equal to the regular cash dividends paid to holders of Stock during the period that the option is outstanding.

                      ARTICLE VII

                      Performance Awards

     Subject to compliance with applicable provisions of law, the Committee or the President of the Corporation or of the Bank acting under delegated authority pursuant to Article IV hereof, may grant, either alone or in addition to other awards granted under the Plan, cash awards based on a Participant's job performance ("Performance Awards") to such Participants as the Committee or the President of the Corporation or of the Bank (as to Employees other than the President), acting under delegated authority pursuant to Article IV hereof, authorizes and under such terms as the Committee or the President of the Corporation or of the Bank, as the case may be, establishes. Performance Awards may be paid in cash or any other form of property as the Committee (or its delegatee) shall determine. Performance Awards shall entitle the Participant to receive an award if the measures of performance or other criteria established by the Committee or the President of the Corporation or the Bank, acting under delegated authority, are met. The measures of performance or other criteria shall be established by the Committee or by the President of the Corporation or of the Bank, acting pursuant to delegated authority. The Committee or the President of the Corporation or of the Bank, acting pursuant to delegated authority, shall determine the times at which Performance Awards are to be made and all conditions of such awards. Performance Awards shall be subject to any applicable federal, state or local withholding tax requirements.

                      ARTICLE VIII

                      Withholding

     In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, a Participant shall pay to the Corporation the amount of tax to be withheld. In the alternative, the Participant may elect to satisfy such obligation
(i) by having the Corporation withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the Option for which the tax is being withheld, (ii) by delivering to the Corporation other shares of Stock owned by the Participant prior to exercising the option or (iii) by making a payment to the Corporation consisting of a combination of cash and such shares of Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Participant is a person subject to Section 16 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the grant of the option, except that this six-month limitation shall not apply in the event the Participant delivers to the Corporation previously owned shares of Stock, and shall be made either at least six months prior to the date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.

                      ARTICLE IX

                      General Provisions

     9.1 Any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.

     9.2 Nothing contained herein shall require the Corporation or the Bank to segregate any monies from its general funds, or to create any trusts or to make any special deposits for any immediate or deferred amounts payable to a Participant for any year.

     9.3 Participation in this Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between a Participant and the Corporation or the Bank, as the case may be.

                      ARTICLE X

           Amendment, Suspension or Termination of the Plan

     10.1 General Rule. The Board of Directors may suspend, terminate or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of the stockholders of the Corporation, (i) increase the total number of shares of Stock that may be optioned under the Plan or (ii) amend any provision of the Plan which, with respect to officers (as defined in Rule 16a-1(f) of the Exchange Act) of the Corporation or of the Bank, materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the Plan shall affect the rights of Participants under options granted prior to any such event.

     10.2 Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of the Plan. To the extent that any provision of the Plan or action by the Committee or its delegees fail to so comply, it shall be deemed null and void, to the extent permitted by law. Should the requirements of Rule 16b-3 change, the Board of Directors may amend this Plan to comply with the requirements of that rule or its successor provision or provisions.

                      ARTICLE XI

            Effective Date and Duration of the Plan

     This Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares of Stock; provided, however, that the adoption of the Plan is subject to such stockholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board of Directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option Award hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.



                             EXHIBIT A

                      STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT (the "Agreement"), dated as of       ,
    , by and between                    (the "Optionee")
and CBC Bancorp, Inc. ("CBC"), a Connecticut corporation and parent company of the Connecticut Bank of Commerce (the "Bank").

     WHEREAS, the Optionee is regarded as a key employee of CBC and the Bank, and the respective Board of Directors of CBC and of the Bank has each determined that it would be to the advantage and in the interest of CBC and the Bank and the shareholders of CBC to grant the option provided for herein to the Optionee as an inducement to remain in the service of CBC and the Bank as an incentive for increased effort during such service; and

     WHEREAS, CBC and the Optionee wish to set forth the terms and conditions of the option granted to Optionee hereunder.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

     1. Grant of Option. On the terms and conditions contained in this Agreement, CBC hereby grants to Optionee an option (the
"Option") to purchase                 shares of CBC common stock,
par value $0.01 per share (the "Common Stock") at a purchase
price of $       per share (the "Option Price") representing the
Market Price (as hereinafter defined) of a share of Common Stock on the trading day immediately preceding the date of grant. If the Optionee to whom an Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of CBC, the Option Price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence. For purposes of this Agreement, "Market Price" shall mean the closing sale price of a share of CBC Common Stock as reported on the NASDAQ Small-Cap Market on the particular day in question, or, if no trading occurred on that day, then, on the last trading day immediately prior to such day. Any shares of Common Stock issued upon exercise of all or part of the Option are referred to herein as the "Option Shares". The number of shares of Common Stock that may be received upon exercise of the Option is subject to further adjustment from time to time as provided for herein.

     2. Terms of Option. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and, during the Optionee's lifetime, shall be exercisable only by the Optionee. In addition, the Option shall be of ten years' duration, except that an Option granted to an Optionee who, at the time of the grant, owns Common Stock representing more than ten percent (10%) of the combined voting power of CBC shall by its terms be of no more than five years' duration. The Option shall be exercisable only after the earliest
of: (i)     (a date no more than one year following the date of
grant of the Option), (ii) the Optionee's death or Disability (as hereinafter defined); or (iii) a Change in Control of CBC (as hereinafter defined). For purposes of this Agreement the term "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months of longer. For purposes of this Agreement, a "Change in Control of CBC" shall be deemed to have occurred in the event that any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires, directly or indirectly, beneficial ownership of 51 percent or more of the then outstanding voting securities of CBC and such person on the effective date of CBC's Long-Term Incentive Plan (the "Plan") did not own or control 51 percent or more of the voting securities of CBC.

     3.   Exercise and Termination of the Option.   (a) The
Option is only exercisable by the Optionee while the Optionee is in active employment with CBC or the Bank, except (i) in the case of the Optionee's death or Disability, at any time during the thirty-six month period following the Optionee's death or Disability; (ii) during a six-month period commencing on the date of the Optionee's termination of employment by CBC or the Bank other than for cause; (iii) during the three-year period commencing on the date of the Optionee's termination of employment, by the Optionee or CBC or Bank, as the case may be, after a Change in Control of CBC, unless such termination of employment is for cause; or (iv) if the members of CBC's Compensation Committee who are outside directors or, if no such Committee has been established, the Committee of two or more members of CBC's Board of Directors who are outside directors appointed by the Board of Directors to administer the Plan (the "Committee"), decide that it is in the best interest of CBC or the Bank to permit individual exceptions. The Option may not be exercised pursuant to this Section 3 after the expiration date of the Option.

     (b) The Option may be exercised by the Optionee with respect to part or all of the Option Shares subject to the Option by giving written notice to CBC of the exercise of the Option. The Option Price for the shares of Common Stock for which the Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Common Stock owned by the Optionee prior to exercising the Option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date the option is exercised.

     (c) In order to enable CBC to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of the Option, the Optionee shall pay to CBC the amount of tax to be withheld. In the alternative, the Optionee may elect to satisfy such obligation (i) by having CBC withhold shares of Common Stock that otherwise would be delivered to the Optionee pursuant to the exercise of the Option for which the tax is being withheld, (ii) by delivering to CBC other shares of Common Stock owned by the Optionee prior to exercising the Option or (iii) by making a payment to CBC consisting of a combination of cash and such shares of Common Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Optionee is a person subject to
Section 16 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the grant of the Option, except that this six-month limitation shall not apply in the event the Optionee delivers to CBC previously owned shares of Common Stock, and shall be made either at least six months prior to the date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.

     4. Adjustment Upon Changes in Capitalization. In the event of any change in the capital structure of CBC by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt securities of CBC convertible into shares of Common Stock) or in the event of any special distribution to stockholders, the number of Option Shares and the Option Price per share applicable to the Option granted hereunder, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     5. Specific Performance. The parties hereto acknowledge that damages would constitute an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.


     6. Assignability. This Option is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during Optionee's lifetime only by the Optionee.

     7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, CBC has caused this Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

                                 OPTIONEE


                                 BY:___________________________




                                 CBC BANCORP, INC.


                                 BY:___________________________




PROXY            CBC BANCORP, INC.                       PROXY
       1995 ANNUAL MEETING OF SHAREHOLDERS - JUNE 29, 1995
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



           The undersigned shareholder of CBC BANCORP, INC. (the "Company") hereby appoint Kellie Laezzo and Julie A. Dauria and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting (the "Annual Meeting") of Shareholders of the Company to be held at the office of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 4:00 p.m. on Tuesday, June 29, 1995, and at any adjournment or adjournments thereof, with all the power that the undersigned would have if personally present, hereby revoking any proxy heretofore given. A majority of said proxies or their substitutes who attend the Annual Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Annual Meeting and instructs the proxies to vote.

     The Board of Directors recommends a vote "FOR" Proposals 1,
2 and 3.

1.   Authorization and approval of the 1994 CBC Bancorp, Inc.
Long-Term Incentive Plan.

FOR  /  /             AGAINST  /  /             ABSTAIN  /  /


2. Election of the nominees for directors: Randolph W. Lenz, Marcial Cuevas, Jack Wm. Dunlap, Charles Pignatelli and Steve
Levine.

/  /  FOR All Nominees

/  /  WITHHOLD AUTHORITY to
      vote for all nominees
      listed above

/  /  WITHHOLD AUTHORITY
      to vote for
      the following only:

(INSTRUCTION: To withhold authority for any individual, write the individual's name on the space provided below.)


                       - Turn Over -
         (Please date and sign on reverse side)

3. Ratification of the appointment of BDO Seidman a independent auditors for the fiscal year ending December 31, 1995.

FOR  /  /             AGAINST  /  /             ABSTAIN  /  /

4. With discretionary authority upon such other matters as may properly come before the Annual Meeting.


THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER
DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED
FOR THE PROPOSALS SET FORTH ABOVE AND FOR THE ELECTION OF ALL
NOMINEES LISTED ABOVE.

     The undersigned plans to attend the Annual Meeting of the
Company:

/  /   YES                       /  /   NO

Dated:                                       , 1995


                      Signature


                      Signature, if held jointly

     Please sign exactly as your name appears on this proxy card.
When signing as attorney, executor, trustee or guardian, please give your full title.